Exhibit 99.1

Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2005
FOURTH QUARTER AND YEAR END RESULTS
     Phoenix, Arizona, October 12, 2005 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2005 financial results for the fourth quarter and year ended August 31, 2005.
     Todd S. Nelson, Chairman and CEO, said, “We are pleased with our financial performance for fiscal 2005. Consolidated degree enrollments increased over 20% and revenues increased over 25% for the fiscal year. During the quarter we opened a new campus in Savannah, Georgia. In addition, our Bachelors of Science in Nursing and Masters of Science in Nursing programs have received full initial accreditation from the Commission on Collegiate Nursing Education.”
     Mr. Nelson continued, “The board of directors authorized a program allocating an additional $300 million in company funds to repurchase shares of Apollo Education Group Class A common stock.”
     During the fourth quarter of fiscal 2004, we converted all outstanding shares of University of Phoenix Online common stock into shares of Apollo Education Group Class A common stock. During the fourth quarter of fiscal 2005, the conversion resulted in a non-cash stock-based compensation charge of $19.8 million related to the conversion of University of Phoenix Online stock options to Apollo Education Group stock options. Excluding this charge, net income attributed to Apollo Education Group common stock for the three months and year ended August 31, 2005, was $118.2 million, or $.65 per diluted share, and $456.7 million, or $2.46 per diluted share, respectively.
     During the fourth quarter of fiscal 2004, the conversion resulted in a $114.2 million reduction to net income related to the premium paid to convert outstanding shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock and a non-cash stock-based compensation charge of $123.5 million related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. In addition, during the fourth quarter of fiscal 2004, we accrued $9.8 million related to the resolution of a United States Department of Education (ED) program review. Excluding these charges, net income attributed to Apollo Education Group common stock for the three months and year ended August 31, 2004, was $93.1 million, or $.52 per diluted share, and $335.6 million, or $1.88 per diluted share, respectively.
     Net income (loss) attributed to Apollo Education Group common stock (including the stock-based compensation charge) for the three months ended August 31, 2005, was $106.2 million, or $.58 per diluted share, compared to ($104.7 million), or ($.59) per diluted share (including the stock-based compensation charge and related dividend and the ED settlement) reported for the same period last year.
~continued~

     Net income attributed to Apollo Education Group common stock (including the stock-based compensation charge) for the year ended August 31, 2005, was $444.7 million, or $2.39 per diluted share, compared to $137.8 million, or $.77 per diluted share (including the stock-based compensation charge and related dividend and the ED settlement) reported for the same period last year.
     Total consolidated revenues for Apollo Group, Inc. for the three months ended August 31, 2005, rose 20.1% to $591.8 million, compared with $492.8 million in the fourth quarter of fiscal 2004. The University of Phoenix accounted for 86.6% of the $550.7 million in net tuition revenues from students enrolled in degree programs for the quarter ended August 31, 2005.
     Total consolidated revenues for Apollo Group, Inc. for the year ended August 31, 2005, rose 25.2% to $2.251 billion, compared with $1.798 billion in the same period last year. The University of Phoenix accounted for 89.9% of the $2.088 billion in net tuition revenues from students enrolled in degree programs for the year ended August 31, 2005.
     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Wednesday, October 12, 2005. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 1132957. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #1132957) until October 21, 2005.
     Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 90 campuses and 154 learning centers in 39 states, Puerto Rico, Alberta, and British Columbia.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.
     Forward-looking statements involve risks, uncertainties, and other factors which may cause actual results, performance, or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:
•	the failure to maintain or renew required regulatory approvals, accreditation, or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	our ability to continue to attract and retain students;

•	our ability to successfully manage economic conditions, including stock market volatility;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2004; and

•	other factors that Apollo Group, Inc. is currently unable to identify or quantify, but may arise or become known in the future.
     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.
-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Year Ended
	August 31,		August 31,
	2005	2004	2005	2004
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$591,842	$492,753	$2,251,472	$1,798,423

Costs and expenses:
Instructional costs and services	253,459	213,478	935,743	765,495
Selling and promotional	125,016	110,762	484,770	383,078
General and administrative	24,276	24,546	98,286	88,090
Stock-based compensation	19,824	123,535	19,824	123,535

	422,575	472,321	1,538,623	1,360,198

Income from operations	169,267	20,432	712,849	438,225
Interest income and other, net	4,592	4,646	16,993	18,263

Income before income taxes	173,859	25,078	729,842	456,488
Provision for income taxes	67,611	9,414	285,111	178,714

Net income	$106,248	$15,664	$444,731	$277,774

Income (loss) attributed to Apollo Education Group common stock:
Net income	$106,248	$15,664	$444,731	$277,774
Stock dividends paid		(114,155)		(114,155)
Income attributed to University of Phoenix Online common shareholders		(6,210)		(25,819)

Income (loss) attributed to Apollo Education Group common shareholders	$106,248	$(104,701)	$444,731	$137,800

Income attributed to University of Phoenix Online common stock:
Net income		$6,210		$25,819
Stock dividends paid		114,155		114,155

Income attributed to University of Phoenix Online common shareholders		$120,365		$139,974

Earnings (loss) per share attributed to Apollo Education Group common stock:
Diluted net income (loss) per share	$0.58	$(0.59)	$2.39	$0.77

Diluted weighted average shares outstanding	182,903	178,577	186,015	178,897

Earnings per share attributed to University of Phoenix Online common stock:
Diluted net income per share		$7.18		$8.19

Diluted weighted average shares outstanding		16,763		17,081

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
PRO FORMA ADJUSTED EARNINGS PER SHARE
(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Year Ended
	August 31,		August 31,
	2005	2004	2005	2004

	Adjusted income available to common shareholders

GAAP income (loss) attributed to Apollo Education Group common shareholders	$106,248	$(104,701)	$444,731	$137,800
GAAP income attributed to University of Phoenix Online common shareholders		6,210		25,819
Stock dividends paid		114,155		114,155

GAAP net income	106,248	15,664	444,731	277,774
Department of Education settlement		9,800		9,800
Stock-based compensation (net of tax)	11,936	74,379	11,936	74,379

Pro forma net income	$118,184	$99,843	$456,667	$361,953

Income available to common shareholders attributed to:
Apollo Education Group common stock	$118,184	$93,071	$456,667	$335,572

University of Phoenix Online common stock		$6,772		$26,381

	Pro Forma Adjusted Earnings Per Share
GAAP diluted net income (loss) per share — Apollo Education Group common stock	$0.58	$(0.59)	$2.39	$0.77
Stock dividends paid		0.64		0.64
Department of Education settlement		0.05		0.05
Stock-based compensation (net of tax)	0.07	0.42	0.07	0.42

Pro forma diluted net income per share — Apollo Education Group common stock	$0.65	$0.52	$2.46	$1.88

Diluted weighted average shares outstanding	182,903	178,577	186,015	178,897

To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company used non-GAAP measures of pro forma net income and pro forma diluted earnings per share, which are adjusted from our GAAP results as shown above. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations and to provide a more consistent basis for comparison between quarters. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The difference between the GAAP amounts and the pro forma amounts is the result of the following special items recorded in the fourth quarter of fiscal 2005 and 2004:
Stock dividends paid and stock-based compensation — The conversion of University of Phoenix Online common stock on August 27, 2004 required us to adjust GAAP income by the premium paid to convert outstanding shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock and to record a stock-based compensation charge related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options.
~continued~

As required by Statement of Financial Accounting Standards No. 128 “Earnings per Share,” we reduced net income attributable to Apollo Education Group common stock in the fourth quarter of fiscal 2004 by approximately $114 million related to the non-cash 10% premium paid to redeem the University of Phoenix Online common stock. The amount of the reduction to net income attributable to Apollo Education Group common stock was calculated based on the number of shares of University of Phoenix Online common stock outstanding and converted on August 27, 2004. This non-cash premium is included on the Consolidated Statement of Operations as stock dividends paid.
As required by Emerging Issues Task Force No. 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44,” we expect to recognize approximately $145 million of non-cash pre-tax stock-based compensation expense related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. We recognized approximately $124 million of the pre-tax stock-based compensation expense in the fourth quarter of fiscal 2004 and $20 million in the fourth quarter of fiscal 2005, and will recognize the remaining $2 million as the options vest in 2006 and 2007.
Department of Education settlement — In the fourth quarter of fiscal 2004 we accrued $9.8 million related to the resolution of a United States Department of Education program review.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	August 31,	August 31,
	2005	2004
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$145,607	$156,669
Restricted cash	225,706	78,413
Auction-rate securities—restricted		106,050
Marketable securities	224,112	336,193
Receivables, net	201,615	146,497
Deferred tax assets, net	14,991	10,020
Other current assets	23,058	20,842

Total current assets	835,089	854,684
Property and equipment, net	268,661	212,205
Marketable securities	97,350	316,743
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	35,756	47,520
Other assets	28,993	26,853

Total assets	$1,302,945	$1,495,101

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$18,878	$14,218
Accounts payable	40,129	50,895
Accrued liabilities	61,315	69,481
Income taxes payable	9,740	11,856
Student deposits and current portion of deferred revenue	387,910	323,332

Total current liabilities	517,972	469,782
Deferred tuition revenue, less current portion	351	528
Long-term liabilities, less current portion	77,748	67,650

Total liabilities	596,071	537,960

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,002,000 and 187,567,000 issued at August 31, 2005 and 2004, respectively, and 179,184,000 and 187,567,000 outstanding at August 31, 2005 and 2004, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at August 31, 2005 and 2004	1	1
Additional paid-in capital		28,787
Apollo Education Group Class A treasury stock, at cost, 8,818,000 shares at August 31, 2005	(645,742)
Retained earnings	1,353,650	928,815
Accumulated other comprehensive loss	(1,138)	(565)

Total shareholders’ equity	706,874	957,141

Total liabilities and shareholders’ equity	$1,302,945	$1,495,101

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
	August 31,
	2005	2004
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$444,731	$277,774
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	19,824	123,535
Depreciation and amortization	54,498	43,196
Amortization of investment premiums	3,586	6,121
Provision for uncollectible accounts	45,412	26,877
Deferred income taxes	6,793	(47,287)
Tax benefits of stock options exercised	41,183	39,590
Cash received for tenant improvements	1,429	1,818
Non-cash early occupancy expense	2,935
Changes in assets and liabilities
Receivables	(100,530)	(49,646)
Other assets	(3,814)	(4,664)
Accounts payable and accrued liabilities	(20,078)	34,122
Income taxes	(2,116)	12,698
Student deposits and deferred revenue	64,022	76,453
Other liabilities	7,870	4,016

Net cash provided by operating activities	565,745	544,603

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(103,790)	(74,727)
Purchase of land and buildings related to future Online expansion		(33,003)
Proceeds from sale-leaseback of Online buildings		31,278
Purchase of marketable securities	(124,235)	(900,706)
Maturities of marketable securities	452,123	1,087,452
Purchase of restricted securities	(350,774)	(232,095)
Maturities of restricted securities	309,531	195,248
Purchase of other assets	(3,657)	(3,081)

Net cash provided by investing activities	179,198	70,366

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(808,192)	(443,500)
Issuance of Apollo Education Group Class A common stock	52,760	36,183
Purchase of University of Phoenix Online common stock		(117,996)
Issuance of University of Phoenix Online common stock		14,871

Net cash used for financing activities	(755,432)	(510,442)

Currency translation loss	(573)	(241)

Net increase (decrease) in cash and cash equivalents	(11,062)	104,286
Cash and cash equivalents at beginning of period	156,669	52,383

Cash and cash equivalents at end of period	$145,607	$156,669

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$16,429	$19,372
Property and equipment received but not paid	$2,352	$7,415

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~
janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu